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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): August 11, 1998



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
Pennsylvania                                33-70992                                23-269963
------------                                --------                                ---------
(State or other                      (Commission File Number)                   (I.R.S. Employer
jurisdiction of                                                                Identification No.)
incorporation)
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            200 Plant Avenue
            Wayne, Pennsylvania                           19087
            -------------------                           -----
 (Address of principal executive offices)              (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340






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Item 5.           Other Events.
                  On August 11, 1998, Mail Boxes Etc. USA, Inc.("MBE") notified the Company that the Company had failed to provide MBE with a workable unattended credit card activated computer and related terminal for use in connection with MBE's in- center computer workstation project ("ICW Project"). MBE stated that as a result, MBE had decided to work with another vendor in connection with its ICW Project. MBE also stated that it intended to transfer to the joint venture between the Company and MBE ("Joint Venture") the 195 credit card terminals the Company had delivered to MBE as well as the 600 terminals ordered by MBE in April 1998 but not yet delivered to MBE.
                  On August 25, 1998, the Company notified MBE that MBE had breached the Joint Venture Agreement dated September 24, 1997 between USA and MBE ("Joint Venture Agreement")as well as other agreements between the Company and MBE. The Company indicated that any arrangements between MBE and the other vendor violated the Joint Venture Agreement which obligates MBE to solely use USA's terminals. The Company also indicated that the computer product and related terminal provided to MBE for use in connection with its ICW Project are commercially viable. Finally, the Company indicated that the

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195 terminals should not be transferred to the Joint Venture and should be retained by MBE, and the 600 terminals ordered by MBE in April 1998 would be delivered to MBE commencing in September 1998 and should be paid for by MBE as agreed. In this regard, in September 1997, MBE signed and delivered to the Company a purchase order for 195 terminals and in April 1998, MBE signed and delivered to the Company an order for 600 additional terminals.
                  On September 3, 1998 MBE commenced a legal action against the Company in the Superior Court of the State of California, San Diego County. The Complaint alleges that the 195 terminals purchased by MBE were defective, and seeks a refund of the purchase price in the amount of $141,260 as well as lost profits claimed to be several hundred thousand dollars. In addition, the Complaint seeks a declaratory judgment that MBE is not obligated to purchase the terminals ordered in April 1998 (none of which have been delivered to MBE as of the date hereof). The Complaint states that it does not relate to the Joint Venture but solely to MBE's ICW Program, and MBE is ready, willing and able to proceed in accordance with the Joint Venture Agreement. The Company received the Complaint on Saturday, September 12, 1998, and therefore, has not yet responded thereto.
                  While the Company believes it will prevail in the above action, the impact on the Company's consolidated financial statements at June 30, 1998 or September 30, 1998, if any, has not yet been determined, but is not believed to be significant.







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                                   SIGNATURES
                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               USA TECHNOLOGIES, INC.
                                               By: /s/ George R. Jensen, Jr.
                                                   ----------------------------
                                                       George R. Jensen, Jr.,
                                                       President and Chief
September 16, 1998                                     Executive Officer

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